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                                                                  EXHIBIT 10.5

                                 EUROMED, INC.
                                8214 Westchester
                                   Suite 500
                              Dallas, Texas 75225


                               February 27, 1997

Mr. David Anderson
The Anderson Group
211 Lovegrass Lane
Southlake, Texas 76092

Dear David:

        The following is a letter agreement that will describe the business relationship of EuroMed, Inc. (the "Company") and The Anderson Group (the "Group").

        The terms of our agreement are as follows:

        1. Position/Title. The Group shall make available to the Company David Anderson ("Anderson"). Anderson shall serve as Chief Financial Officer ("CFO") of the Company. Duties of this position include:

                a.      Manage and develop the financial staffs of the Company;

                b. Coordinate and communicate all audits and financial filings of the Company with the U.S. financial markets;

                c. Coordinate the establishment of financial productivity monitoring systems within the Company; and

                d. Assist in the development of a five-year strategic plan for the Company.

                e. The Board of Directors of the Company (the "Board") and Anderson shall mutually agree on the amount of time Anderson shall spend in The Netherlands.

        2. Term. The term of our agreement will be for six months, beginning February 15, 1997.

        3. Compensation. The Company will compensate Group $10,000.00 U.S. per month. This compensation is to be paid the first working day of each month in advance, and shall be wired to Anderson's bank account in The Netherlands (in U.S. dollars).

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The Anderson Group
February 27, 1997
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        4.      Expenses. The Company will reimburse the Group for:

                a.      Domestic/international phone expenses.

                b. Domestic/international travel expenses including air and ground transportation, hotel and meals, as incurred.

                c. Domestic/international business entertainment, as incurred.

                d. Any expenses that the Company will ask the Group to incur on its behalf in during the course of doing business.

                e. Living expenses while working in The Netherlands (including food and lodging).

                These expenses should be paid on the first (1st) and fifteenth
                (15th) of each month based on documented expense reports.

        5. Termination. This Agreement will remain in effect for the term period of six (6) months. The Board, on the one hand, or the Group, on the other hand, shall each have the option to terminate the Agreement upon thirty (30) day written notice, with cause.

        I hope these terms and conditions meet with your approval. If you have any questions, please do not hesitate calling me.

                                        Sincerely,


                                        /s/ ROBERT A. SHUEY, III
                                        ---------------------------------------
                                        Robert A. Shuey, III
                                        Chief Executive Officer

AGREED TO AND ACCEPTED
as of February 27, 1997:

THE ANDERSON GROUP

By: ROBERT A. SHUEY, III
    ---------------------------
Title: CEO
      -------------------------


/s/ DAVID ANDERSON
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David Anderson
President Anderson Group